As Filed With the Securities and Exchange Commission
on December 22, 2004

Registration No. _______________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST ACCEPTANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	75-1328153
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

3813 Green Hills Village Drive
Nashville, Tennessee 37215
(Address of Principal Executive Offices)

FIRST ACCEPTANCE CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Charles D. Hamilton
Treasurer and Chief Financial Officer
First Acceptance Corporation
3813 Green Hills Village Drive
Nashville, Tennessee 37215
(615) 844-2800
(Name, Address, and Telephone Number of Registrant’s Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
Of Securities To Be	Amount To Be	Offering Price Per	Aggregate Offering	Amount Of
Registered(1)	Registered(1)	Share(2)	Price(2)	Registration Fee
Common Stock, $0.01 par value	100,000 shares	$8.75	$875,000	$103

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers any additional shares of Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) based on the average of the high and low sales prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on December 21, 2004, which was $8.75 per share.

PART I
PART II
SIGNATURES
EXHIBIT INDEX
EX-5.1 OPINION OF BASS, BERRY & SIMS PLC
EX-10.1 EMPLOYEE STOCK PURCHASE PLAN
EX-23.1 CONSENT OF KPMG LLP

PART I

Information Required in the Section 10(a) Prospectus

     First Acceptance Corporation (the “Registrant”) will send or give documents containing the information specified by Part I of this Form S-8 Registration Statement (the “Registration Statement”) to participants in the plan to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant is not filing such documents with the SEC, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the SEC are hereby incorporated by reference and shall be deemed to be a part hereof:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004;

(2) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004;

(3) The Registrant’s Current Report on Form 8-K, dated November 3, 2004;

(4) The Registrant’s Current Report on Form 8-K dated November 11, 2004;

(5) The Registrant’s Current Report on Form 8-K dated November 12, 2004;

(6) The Registrant’s Current Report on Form 8-K dated November 29, 2004; and

(7) The description of the Registrant’s Common Stock, par value $0.01 per share, contained in the Registrant’s Registration Statement on
      Form 8-B, filed with the SEC on September 5, 1996.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, which are collectively referred to herein as a proceeding (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145(b) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against such expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. Further, Section 145(c) of the Delaware General Corporation Law provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

     Article IX of the Registrant’s Restated Certificate of Incorporation provides that the Registrant shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as defined) by reason of the fact that he or she (i) is or was a director or officer of the Registrant or (ii) while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Article IX further provides that such right to indemnification right shall include the right to be paid by the Registrant reasonable expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Article IX also clarifies that the rights conferred by it are nonexclusive and authorizes the Registrant to indemnify any employee or agent to the fullest extent permitted by law.

     Section 145(f) of the Delaware General Corporation Law provides that the statutory provisions on indemnification are not exclusive of indemnification provided pursuant to, among other things, the bylaws or indemnification agreements. The Registrant has entered into indemnification agreements with each of its directors and its executive officers pursuant to which we have agreed to indemnify the director or executive officer to the fullest extent permitted by law, and to advance expenses, if the director or executive officer becomes a party to, or witness or other participant in, any threatened, pending or completed action, suit or proceeding by reason of any occurrence related to the fact that such person is or was a director, officer, agent or fiduciary of the Registrant or a subsidiary of the Registrant, or another entity at the Registrant’s request, unless a reviewing party (either outside counsel or a committee of the Board of Directors) determines that the person would not be entitled to indemnification under applicable law.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but excludes specifically liability for any (i) breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) transactions from which the director derived an improper personal benefit. The provision does not limit equitable remedies, such as an injunction or rescission for breach of a director’s fiduciary duty of care. Article X of the Registrant’s Restated Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed.

     None.

Item 8. Exhibits.

4.1	Restated Certificate of Incorporation of First Acceptance Corporation (previously filed as Exhibit 3.1 of the Registrant’s Current Report on Form 8-K dated May 3, 2004).

4.2	Amended and Restated Bylaws of First Acceptance Corporation (previously filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, filed with the SEC on September 28, 2004).

5.1	Opinion of Bass, Berry & Sims PLC.

10.1	First Acceptance Corporation Employee Stock Purchase Plan.

23.1	Consent of KPMG LLP.

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.1	Power of Attorney (included on Page II-4).

Item 9. Undertakings.

     A. The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that clauses (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 22nd day of December 2004.

FIRST ACCEPTANCE CORPORATION
By:	/s/ Stephen J. Harrison
Stephen J. Harrison
President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Stephen J. Harrison and Charles D. Hamilton, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ Stephen J. Harrison Stephen J. Harrison	President, Chief Executive Officer, and Director (Principal Executive Officer)	December 22, 2004
/s/ Charles D. Hamilton Charles D. Hamilton	Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 22, 2004
/s/ Gerald J. Ford Gerald J. Ford	Chairman of the Board of Directors	December 22, 2004
/s/ Thomas M. Harrison, Jr. Thomas M. Harrison, Jr.	Executive Vice President, Secretary, and Director	December 22, 2004
Gene H. Bishop	Director
/s/ Rhodes R. Bobbitt Rhodes R. Bobbitt	Director	December 22, 2004
/s/ Harvey B. Cash Harvey B. Cash	Director	December 22, 2004

Signature	Title	Date
/s/ Donald J. Edwards Donald J. Edwards	Director	December 22, 2004
/s/ Lyndon L. Olson Lyndon L. Olson	Director	December 22, 2004
/s/ William A. Shipp, Jr. William A. Shipp, Jr.	Director	December 22, 2004

EXHIBIT INDEX

Exhibit 4.1	Restated Certificate of Incorporation of First Acceptance Corporation (previously filed as Exhibit 3.1 of the Registrant’s Current Report on Form 8-K dated May 3, 2004).

Exhibit 4.2	Amended and Restated Bylaws of First Acceptance Corporation (previously filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, filed with the SEC on September 28, 2004).

Exhibit 5.1	Opinion of Bass, Berry & Sims PLC.

Exhibit 10.1	First Acceptance Corporation Employee Stock Purchase Plan.

Exhibit 23.1	Consent of KPMG LLP.

Exhibit 23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

Exhibit 24.1	Power of Attorney (included on page II-4).